SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2004

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-14100	33-0675505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Dove Street

Newport Beach, CA 92660

(Address of principal executive offices including zip code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events

On May 12, 2004, the Company entered into an Equity Distribution Agreement with UBS Securities LLC. In accordance with the terms of the Equity Distribution Agreement, the Company may offer and sell up to 6,200,000 shares of its common stock from time to time through UBS Securities LLC as sales agent or to UBS Securities LLC as principal. Sales of the shares of common stock, if any, may be made by means of ordinary brokers transactions on the New York Stock Exchange at market prices, in privately negotiated transactions, block transactions or otherwise. UBS Securities LLC will be entitled to a commission equal to 3.00% of the gross sales price per share of the shares sold under the Equity Distribution Agreement in transactions in which it acts as agent. The underwriting discount and commissions with respect to any transaction in which UBS Securities LLC purchases shares as principal will be set forth in the applicable prospectus supplement.

ITEM 7. Exhibits

(c) Exhibits

1.1	Equity Distribution Agreement, dated May 12, 2004, between Impac Mortgage Holdings, Inc. and UBS Securities LLC.

5.1	Legal Opinion of McKee Nelson LLP.

23.1	Consent of McKee Nelson LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ Ronald M. Morrison
Ronald M. Morrison
General Counsel and Secretary

Date: May 12, 2004

EXHIBIT INDEX

1.1	Equity Distribution Agreement, dated May 12, 2004, between Impac Mortgage Holdings, Inc. and UBS Securities LLC.

5.1	Legal Opinion of McKee Nelson LLP.

23.1	Consent of McKee Nelson LLP (contained in Exhibit 5.1).